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                                                              EXHIBIT 23(c)

                       INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Joint Proxy Statement-- Registration Statement of Value Health, Inc. on Form S-4 of our report on Preferred Health Care Ltd. dated February 24, 1994, filed as an exhibit to the Annual Report on Form 10-K of Value Health, Inc. for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

                                          Deloitte & Touche LLP

Stamford, Connecticut

June 21, 1995